UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 20, 2004

UNIVISION COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 001-12223	I.R.S. Employer Identification Number: 95-4398884

1999 Avenue of the Stars, Suite 3050
Los Angeles, California
(Address of Principal Executive Offices)

90067
(Zip Code)

Tel: (310) 556-7676
(Registrant’s Telephone Number, Including Area Code)

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

Item 9.    Regulation FD Disclosure

The Company is furnishing this Current Report on Form 8-K to update pro forma net income and earnings per share to include the pro forma effect of the amortization of certain intangible assets related to the acquisition of Hispanic Broadcasting Corporation, now called Univision Radio, on September 22, 2003.  This updated information reflects the results of a preliminary appraisal of the assets acquired and liabilities assumed of Univision Radio.  The Company has made a preliminary allocation of the purchase price to certain FCC licenses, goodwill, advertising-related intangibles and favorable leases.  There may be additional identified intangibles that could have an impact on future expense.  The Company expects the appraisal to be completed by mid-2004.

Please see Exhibit 99.1 for the updated pro forma results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
(Registrant)

	By:	/s/ Andrew Hobson

February 20, 2004

Andrew Hobson

Los Angeles, California		Executive Vice President

EXHIBIT INDEX

Exhibit	Description

99.1	Updated pro forma results for the three months ended December 31, 2003 and December 31, 2002 and for the years ended December 31, 2003 and December 31, 2002.